Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Employee Stock Purchase Plan of Aradigm Corporation of our report dated February 11, 2005, except for Note 11, as to which the date is February 25, 2005, with respect to the financial statements of Aradigm Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Palo Alto, California
September 20, 2005

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